Exhibit 10.1

IRWIN MEYER

CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into this day of March 7, 2014, between IRWIN MEYER, located at PO BOX 7253, THOUSAND OAKS, CA 91359, (hereinafter referred to as “MEYER”) and CLICKSTREAM CORPORATION (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, MEYER is a financial consultant who has experience in mergers and acquisitions, financing public companies, investor and public relations, development of companies’ business plans, facilitating key introductions, introducing sources of capital, and in providing specialized financial consulting services to companies; and

WHEREAS, the Company, its owners and/or Principals, subsidiaries, affiliates, directors and representatives, collectively referred to as the Company, desires to have MEYER provide business advisory services; and

WHEREAS, the Company has determined that the “financial consulting” engagement described herein is not in contravention of any existing agreements; and

WHEREAS, MEYER has access to the necessary resources to undertake the tasks contemplated in this Agreement; and

WHEREAS, MEYER is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1.	ENGAGEMENT: The Company hereby engages MEYER to perform financial consulting services described in Section 2 of this Agreement, but subject to the further provisions of this Agreement.

2.	CONSULTING SERVICES: MEYER’S duties shall consist of the following:

A.	Facilitate and assist in managing a merger between the Company and a Public Target and advise on its 24 month public relations and investor relations campaigns.

B.	Reviewing presentation materials prepared by the Company, and making recommendations on same regarding packaging and presentation.

C.	Introducing the Company to selected financing sources and strategic partners and assist in negotiating any potential transactions.

D.	Assist in developing concepts for new products using the Company’s technology platforms

3.	TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement, and shall continue for a period of twenty four (24) months.

4.	COMPENSATION TO BE PAID BY THE COMPANY: The Company agrees to pay a fee to MEYER for the services described herein. Said fees are payable, as follows:

A.	An engagement payment of a monthly fee of $5,000, payable on the first of each month, in advance

B.
Company shall pay all reasonable travel costs and expenses incurred by MEYER in carrying out its duties and obligations pursuant to the provisions of this Agreement, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company, provided all cost and expense items in excess of five hundred dollars ($500.00) must be approved by the Company in writing prior to MEYER’s incurrence of the same.

5.
LIMITATION OF MEYER LIABILITY: If MEYER fails to perform its services hereunder, its entire liability to the Company shall not exceed the lesser of (a) the amount of cash compensation MEYER has received from the Company under Section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL MEYER BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT. Company expressly acknowledges that (i) MEYER is making no representations in terms of assuring that any funding will be obtained; (ii) Company understands it must employ its own legal, accounting and tax counsel to review and approve any transactions; (iii) MEYER is in no way providing legal, financial or tax advice upon which the Company should act without consulting its own counsel; and (iv) MEYER makes no representations that any introductions made by MEYER will result in a tangible benefit to the Company. All work by MEYER is on a “best effort” basis.

6.
CONFIDENTIALITY/NONDISCLOSURE/NONCIRCUMVENTION: (A) Until such time as the same may become publicly known, MEYER agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon written request of the Company, all materials and original documentation provided by the Company will either be destroyed or returned at MEYER’s option. (B) Further, the Company agrees not to circumvent or interfere with or attempt to circumvent or interfere with the business relationships existing between MEYER and any entities introduced to the Company by MEYER. (C) The Company may disclose information concerning any source introduced by MEYER to its professional advisors, such as legal counsel or accountants, but must first establish that all agents must abide by the Company’s obligations and covenants pertaining to non-disclosure established herein.

7.
NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail, or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties being mailed or delivered to such courier service. Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith, the parties and their respective counsel agreeing that in giving such notice, such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

8.
SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision, to the extent invalid, illegal or unenforceable, shall be modified to the extent necessary to be legal, valid, and enforceable, and shall not affect any other provision hereof.

9.	MISCELLANEOUS:

A.
GOVERNING LAW: This Agreement shall be governed by the laws of the State of Mass. Venue for all litigation shall be Los Angeles County, CA. MEYER shall be entitled to reimbursement of legal fees and costs, including attorney fees, if Company fails to pay MEYER in accordance with the terms of this Agreement and MEYER initiates legal action.

B.	CURRENCY: References to dollars shall be deemed to be United States Dollars.

C.
MULTIPLE/FAXED COUNTERPARTS: This Agreement may be executed in multiple counterparts, and by fax transmission, each of which shall be deemed an original. It shall be necessary that each party execute each counterpart.

D.
LIMIT OF PROFESSIONAL CAPACITIES: The parties acknowledge that MEYER is not serving in an official audit capacity, nor acting as an attorney, nor in any way providing any formal tax opinions. MEYER recommends the Company obtain independent legal and tax counsel to participate in the process.

E.
TERMINATION: Should MEYER terminate this Agreement, other than due to a breach by the Company, MEYER shall forfeit any future retainer compensation not already earned. Should Company terminate, other than as allowed herein, MEYER shall be entitled to all compensation referenced in Section 4.

F.	ASSIGNMENT: MEYER shall have the right to assign any proceeds due under this Agreement.

G.
NON-EXCLUSIVE NATURE: The Company acknowledges that Company is not the only client being provided services by MEYER, and that MEYER is under no obligation to provide priority treatment to Company relative to other clients of MEYER. The Company, subject to the provisions herein, shall have the right to pursue alternative funding sources.

H.
REGISTRATION: The parties acknowledge that any of the following shall evidence a registration of a MEYER source: (i) a telephonic call between the Company and a MEYER source, (ii) the e-mailing of contact info to the Company or to a MEYER source about the other party, (iii) the mailing, faxing, or e-mailing of any project information to a MEYER source, (iv) any introductions of third parties who in turn introduce a revenue source to the Company, (v) any in person meetings between the Company and a MEYER source, and (vi) any other actions taken which clearly link MEYER and the revenue source. In the event the Company is in current and ongoing substantive discussions with a source that MEYER intends to, or does introduce, the Company will give MEYER notice within two (2) business days of learning of such source that the Company does not wish MEYER to pursue said source. Failure to do so shall qualify such source as registered to MEYER.

CLICKSTREAM CORPORATION

By:

Its:

IRWIN MEYER, FINANCIAL CONSULTANT